Exhibit 107

CALCULATION OF FILING FEE TABLES

FORM F-1
(Form Type)

AURA MINERALS INC.
(Exact Name of Registrant as Specified in the Articles of Association)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(1)(2)		Fee Rate		Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Shares, no par value	457(o)	—	—	US$	100,000,000	US$ US$	153.10 per 1,000,000	US$	15,130
Fees Previously Paid
Total Offering Amounts								US$	100,000,000
Total Fees Previously Paid								US$	—
Total Fee Offsets								US$	—
Net Fee Due								US$	15,130

(1)	Includes offering price of additional shares that the underwriters have the option to purchase.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.